[Letterhead of National City Mortgage Services, Inc.]

National City Mortgage

A Division of National City Bank

3232 Newmark Drive

Miamisburg, OH 45458

(937) 910-1200

Certification Regarding Compliance with Applicable Servicing Criteria – Servicing Assessment

1.

National City Bank (as successor to National City Mortgage Co.) and its subsidiary National City Mortgage Services, Inc. (together "National City") is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2008 (the "Reporting Period"), as set forth in Exhibit C hereto. The transactions covered by this report include asset-backed securities transactions for which National City acted as servicer involving first lien residential mortgage loans (the "Platform"), as set forth in Exhibit B hereto;

2.

National City has engaged certain vendors, which are not servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific, limited or scripted activities, and National City elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Exhibit C hereto;

3.	Except as set forth in paragraph 4 below, National City used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.

The criteria listed in the column titled "Inapplicable Servicing Criteria" on Exhibit C hereto are inapplicable to National City based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.	National City has complied, in all material respects, with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;
6.

National City has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole;

7.

National City has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period with respect to the Platform taken as a whole; and

8.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on National City's assessment of compliance with the applicable servicing criteria as of December 31, 2008 and for the Reporting Period.

/s/ Philip D. Cunningham III	/s/ Philip D. Cunningham III
Executive Vice President	Executive Vice President
National City Bank	National City Mortgage Services, Inc.

February 27, 2009	February 27, 2009

Exhibit B (to the Servicing Assessment)

RALI SERIES 2006-QA4 TRUST

RALI SERIES 2006-QA5 TRUST

RALI SERIES 2006-QS1 TRUST

RALI SERIES 2006-QS2 TRUST

RALI SERIES 2006-QS3 TRUST

RALI SERIES 2006-QS5 TRUST

RALI SERIES 2006-QS6 TRUST

RALI SERIES 2006-QS7 TRUST

RALI SERIES 2006-QS8 TRUST

RALI SERIES 2006-QS10 TRUST

RALI SERIES 2006-QS11 TRUST

RALI SERIES 2006-QS12 TRUST

RALI SERIES 2006-QS13 TRUST

RALI SERIES 2006-QS16 TRUST

RALI SERIES 2006-QS18 TRUST

RAMP SERIES 2006-RZ3 TRUST

RFMSI SERIES 2006-S10 TRUST

RFMSI SERIES 2006-S11 TRUST

RFMSI SERIES 2006-S12 TRUST

RALI SERIES 2005-WH28B

2007-GMACB0702

2007-GMACB0703

2007-GMACB0706

2007-GMACB0711

2007-GMACB0712

2007-GMACB0715

2007-GMACB0716

2007-GMACB0717

2007-GMACB0721

2007-GMACB0725

2007-GMACB0726

2007-GMACB0727

2007-GMACB0732

2007-GMACB0733

2007-GMACB0737

2007-GMACB0740

2007-GMACB0742

2007-GMACB0743

2007-GMACB0744

RALI 2007-GSR-AR1

RALI 2007-QS1

RALI 2007-QS4

RALI 2007-QS6

RALI 2007-QS9

RALI 2007-QS3

ARMT 2006-2

BAFC 2006-1

BAFC 2006-2

BAFC 2006-3

BAFC 2006-4

BAFC 2006-5

BAFC 2006-A

BAFC 2006-I

BAFC 2007-1

BAFC 2007-2

BAFC 2007-3

BAFC 2007-7

BAFC 2007-A

BAFC 2007-C

BAFC 2007-C

BAFC 2008-1

BANA 2008-1

BSAAT 2007-1

BSAAT 2007-1

BSABS 2006-AC3

BSABS 2006-AC5

BSABS 2007-AC3

BSABS 2007-AC4

BSABS 2007-AC4

BSABS 2007-AC5

BSABS 2007-AC5

BSABS 2007-AC6

BSABS 2007-SD3

BSALTA 2006-3

BSALTA 2006-4

BSALTA 2006-5

BSALTA 2006-6

BSALTA 2006-7

BSALTA 2006-8

BSALTA 2007-1

BSALTA 2007-2

BSALTA 2007-3

BSARM 2007-1

BSSP 2007-R6

CMLTI 2006-4

CMLTI 2006-AR3

CMLTI 2006-AR5

CMLTI 2007-10

CMLTI 2007-6

CMLTI 2007-AR4

CMLTI 2007-AR7

CSMC 2007-1

CSMC 2007-2

CSMC 2007-6

CWALT 2006-J2

CWALT 2006-J3

CWALT 2006-J8

CWALT 2006-OC1

CWMBS 2006-HYB1

CWMBS 2006-HYB2

CWMBS 2006-HYB3

CWMBS 2006-HYB5

DBALT 2006-AB2

DBALT 2006-AB4

DBALT 2006-AF1

DBALT 2006-AR1

DBALT 2006-AR5

DBALT 2007-1

DBALT 2007-2

DBALT 2007-AB1

GSAA 2006-11

GSAA 2006-12

GSAA 2006-14

GSAA 2006-16

GSAA 2006-20

GSAA 2006-3

GSAA 2006-5

GSAA 2006-9

GSAA 2007-4

GSAA 2007-5

GSAA 2007-6

GSAA 2007-8

GSC 2006-1

GSR 2006-8F

GSR 2006-9F

GSR 2006-AR1

GSR 2006-AR2

GSR 2007-2F

GSR 2007-3F

GSR 2007-4F

GSR 2007-5F

GSR 2007-AR1

HARBORVIEW 2007-7

JPALT 2006-A3

JPALT 2006-S4

JPALT 2007-A2

JPALT 2007-S1

JPMMT 2006-S1

JPMMT 2006-S3

JPMMT 2006-S4

JPMMT 2007-A5

JPMMT 2007-A6

JPMMT 2007-S1

JPMMT 2007-S3

LMT 2006-6

LMT 2007-10

LMT 2007-5

LMT 2007-6

LMT 2007-7

LUMINENT 2006-4

LUMINENT 2006-7

LUMINENT 2007-2

LXS 2006-20

LXS 2007-11

MALT 2006-1

MALT 2006-3

MALT 2007-1

MALT 2007-HF1

MANA 2007-A2

MARM 2007-HF1

MARM 2007-HF2

MASTR 2006-1

MASTR 2006-3

MASTR 2007-1

MASTR 2007-1

MLMI 2006-A3

MLMI 2006-A4

MLMI 2006-F1

MSM 2007-14AR

MSM 2007-15AR

MSM 2007-7AX

NATCM 2008-1

PRIME 2006-1

PRIME 2006-CL1

PRIME 2007-1

PRIME 2007-1

PRIME 2007-2

PRIME 2007-3

PRIME 2007-3

SAMI 2006-AR3

WMLT 2006-A

WMLT 2006-ALT1

WMLT 2007-A

EXHIBIT C – Servicing Criteria

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by NATIONAL CITY	Performed by Vendor(s) for which NATIONAL CITY is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY is NOT the Responsible Party	NOT performed by NATIONAL CITY or by subservicer(s) or vendor(s) retained by NATIONAL CITY
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X1		X1
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X

_________________________

1  National City processes payments on assets which are deposited in the appropriate custodial bank accounts and related bank clearing accounts, except for payments received by the lockbox vendor, Regulus (who has provided REG AB documentation for National City).

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by NATIONAL CITY	Performed by Vendor(s) for which NATIONAL CITY is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY is NOT the Responsible Party	NOT performed by NATIONAL CITY or by subservicer(s) or vendor(s) retained by NATIONAL CITY
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required

		X2			X2

_________________________

2  National City has determined that 1122(d)(3)(i)(C) is not applicable to the activities performed by them with respect to the servicing platform

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by NATIONAL CITY	Performed by Vendor(s) for which NATIONAL CITY is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY is NOT the Responsible Party	NOT performed by NATIONAL CITY or by subservicer(s) or vendor(s) retained by NATIONAL CITY by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer's investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	pool asset and related documents are safeguarded as required by the transaction agreements				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool

		X3		X3

_________________________

3  National City processes payments on assets which are posted to the obligor records maintained no more than two business days after receipt and allocated to principal, interest or other items in accordance with the related asset documents, except for payments received by the lockbox vendor, Regulus (who has provided REG AB documentation for National City).

Servicing Criteria		Applicable Servicing Criteria		INAPPLICABLE Servicing Criteria
Reference	Criteria	Performed Directly by NATIONAL CITY	Performed by Vendor(s) for which NATIONAL CITY is the Responsible Party	Performed by subservicer(s) or vendor(s) for which NATIONAL CITY is NOT the Responsible Party	NOT performed by NATIONAL CITY or by subservicer(s) or vendor(s) retained by NATIONAL CITY
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		X4	X4
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

		X5	X5
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the Servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.				X

_________________________

4  National City is responsible for payments made on the behalf of the obligor (such as tax or insurance payments). Vendors monitor the taxes due in multiple states, and remit tax payments in one state.

5  National City is responsible for any late payment penalties in connection with any payment to be made on behalf of the obligor, unless the late payment was due to the obligor's error or omission.  Vendors are responsible for the tax penalty if the penalty was incurred due to the vendor's error or omission in connection with the Vendors' activities as described in footnote 4 above.